Exhibit (8)(a)

                              DELEGATION AGREEMENT


     AGREEMENT, dated as of __________________, 1999 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and LSA VARIABLE SERIES TRUST, a business trust organized under the laws of the state of Delaware (the "Trust").

     WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. Definitions

     Capitalized terms in this Agreement have the following meanings:

     a. Assets

     Assets means any of Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect Trust's transactions in such investments.

     b. Authorized Representative

     Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

     c. Board

     Board means the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Trust.

     d. Compulsory Securities Depository

     Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

     e. Country Risk

     Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

     f. Eligible Foreign Custodian

     Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and shall also include foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5).

     g. Foreign Custody Manager

     Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

     h. Monitor

     Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

     i. Securities Depository

     Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2. Representations

     a. Delegate's Representations

     Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b. Trust's Representations

     Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement. Trust further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Trust with respect to the subject matter of this Agreement.

3. Jurisdictions Covered

     a. Initial Jurisdictions

     The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in Appendix A.

     b. Added Jurisdictions

     Jurisdictions may be added to Appendix A by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

     c. Withdrawn Jurisdictions

     Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions is to which authority is withdrawn.

4. Delegation of Authority to Act as Foreign Custody Manager

     a. Selection of Eligible Foreign Custodians

     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

     b. Contracts With Eligible Foreign Custodians

     Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Trust, such written contracts governing Trust's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5. Monitoring of Eligible Foreign Custodians and Contracts

     In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Trust, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Trust's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Trust, establish a system to Monitor the appropriateness of such contract.

6. Guidelines and Procedures for the Exercise of Delegated Authority

     a. Board's Conclusive Determination Regarding Country Risk

     In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Trust's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Trust and Trust's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Trust's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

     Nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Trust that would entail consideration of Country Risk.

     b. Selection of Eligible Foreign Custodians

     In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

          iv. Whether Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement; and

     c. Evaluation of Written Contracts

     In exercising the authority delegated under this Agreement to enter into written contracts governing Trust's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

     d. Monitoring

     In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Trust's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Trust shall bear any expense related to such relocation of Assets.

7. Standard of Care

     In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8. Reporting Requirements

     Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian and of any material change in Trust's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

9. Provision of Information Regarding Country Risk

     With respect to the jurisdictions listed in Appendix A, or added thereto pursuant to Article 3, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in Appendix E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

10. Limitation of Liability.

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust or any third party, and the Trust shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

          ii. Any information which the Delegate provides or does not provide under Section 9 hereof;

          iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Trust or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

11. Arbitration of Disputes

     To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

12. Effectiveness and Termination of Agreement

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.


13. Authorized Representatives and Notices

     The respective Authorized Representatives of Trust and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14. Governing Law

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


         Investors Bank & Trust Company


         By:  ___________________________________

         Name:

         Title:


         LSA VARIABLE SERIES TRUST


         By:____________________________________

         Name:

         Title:

List of Appendices

         A -- Jurisdictions Covered

         B -- Additional Jurisdictions Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

                                   APPENDIX A

                              Jurisdictions Covered



                          Argentina                     Latvia
                          Austria                       Lebanon
                          Australia                     Lithuania
                          Bahrain                       Luxembourg
                          Bangladesh                    Malaysia
                          Belgium                       Mauritius
                          Bermuda                       Mexico
                          Botswana                      Morocco
                          Brazil                        Namibia
                          Bulgaria                      Netherlands
                          Canada                        New Zealand
                          Chile                         Norway
                          China                         Oman
                          Colombia                      Pakistan
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Japan                         Uruguay
                          Jordan                        Venezuela
                          Kazakhstan                    Zambia
                          Kenya                         Zimbabwe
                          Korea

                                   APPENDIX B

                        Additional Jurisdictions Covered



         Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A:



                                               [insert additional countries]






Investors Bank & Trust Company


By:  ___________________________________

Name:

Title:


[FUND]


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX C

                  Additional Factors and Criteria To Be Applied
                 in the Selection of Eligible Foreign Custodians
                That Are Banking Institutions or Trust Companies


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



_________         None


_________         Other (list below):

                                   APPENDIX D

                       Factors and Criteria To Be Applied
                in the Establishing Systems For the Monitoring of
                   Foreign Custody Arrangements and Contracts


         In   establishing   systems  for  the  Monitoring  of  foreign  custody
arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


1.       Operating performance

2.       Established practices and procedures

3.       Relationship with market regulators

4.       Contingency planning

                                   APPENDIX E

                       Information Regarding Country Risk


         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2. Legal Opinion, if available, with regard to:

         a)  Access to books and records by the Trust's accountants

         b)  Ability to recover assets in the event of bankruptcy of a custodian

         c)  Ability to recover assets in the event of a loss

         d)  Likelihood of expropriation or nationalization, if available

         e)  Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Summary of Central Depository Information

6. Country Profile Matrix containing market practice for:

         a)       Delivery versus payment

         b)       Settlement method

         c)       Currency restrictions

         d)       Buy-in practice

         e)       Foreign ownership limits

         f)       Unique market arrangements

7.       Information Regarding Securities Depositories

         a)       Whether use is voluntary or compulsory

         b)       Ownership

         c)       Operating History

         d)       Established rules, practices and procedures

         e)       Membership

         f)       Financial strength

         g)       Governing regulatory body

                                   APPENDIX F
                           Authorized Representatives


The names and addresses of each party's authorized representatives are set forth below:

         A.  Board


         With a copy to:



         B.  Delegate

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  _______________, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  John E. Henry, General Counsel
                  Fax:  (617) 946-1929

Exhibit (8)(b)

                            ADMINISTRATION AGREEMENT

     AGREEMENT made as of this ____ day of ______________, 1999, between LSA VARIABLE SERIES TRUST, a business trust organized and registered under the laws of the state of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate funds listed on Appendix A hereto; and

     WHEREAS,   the  Trust  desires  to  retain  the  Bank  to  render   certain
administrative services to the Trust and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

          1. Appointment. The Trust hereby appoints the Bank to act as Administrator of the Trust on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2. Delivery of Documents. The Trust has furnished the Bank with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Agreement;

               (b) The Trust's Declaration of Trust filed with the state of Delaware on _______________________, 1999 and all amendments thereto (the "Declaration");

               (c)  The  Trust's   By-laws  and  all  amendments   thereto  (the
          "By-Laws");

               (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

               (e) The Trust's most recent Registration Statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

               (f)  The  Trust's  most  recent   prospectus   and  statement  of
          additional information (the "Prospectus"); and

               (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

     The Trust will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Trust will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. Duties of Administrator. Subject to the supervision and direction of the Board of Trustees of the Trust, the Bank, as Administrator, will assist in conducting various aspects of the Trust's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such time, the fee schedule included in Appendix C hereto shall be appropriately amended.

     In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. Duties of the Trust.

          (a) The Trust is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Trust agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank. The Bank agrees that it will obtain the approval of the Trust before consulting with the Trust=s legal counsel.

     5. Fees and Expenses.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Trust will compensate the Bank in accordance with the fee schedule attached as Appendix C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Trust's management) of the Bank for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Trust.

     6. Limitation of Liability.

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Trust, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) arising out of the offer or sale of any securities of the Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel (at the expense of the Bank), and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by the Bank from the Trust.

          (c) In the event either party is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, such party shall not be liable to the other for compensation nor for any damages resulting from such failure to perform or otherwise from such causes.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7. Termination of Agreement.

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty days of receipt of written notice from the non-violating party of such violation.

               (ii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Trust, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Trust an opportunity to make suitable arrangements for a successor administrator.

          (b) The Bank, as Administrator, and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     In the event of the termination of this Agreement, it is the obligation of the Bank to promptly deliver to the Trust the books and records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement.

     8. Miscellaneous.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

         To the Trust:

                  LSA Variable Series Trust
                  Allstate Life Insurance Company
                  3100 Sanders Road, Suite J5B
                  Northbrook, Illinois 60062

                  Attention: ______________________________
                  With a copy to:  Michael Velotta, General Counsel

         To the Bank:

                  Investors Bank & Trust Company
                  200 Clarendon Street, P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:    Robert C. Conron, Director, Client Management
                  With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. Confidential. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. Use of Bank Name. The Trust shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities or insurance authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

     11. Use of Trust Name. The Bank shall not use the name of the Trust or any of its affiliates in any advertisement, sales literature or other material relating to the Bank in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for any use of its name which merely refers in accurate and factual terms to its relationship with the Trust hereunder or which is required by the Securities and Exchange Commission or any state securities or insurance authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.



                      [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.



                             LSA VARIABLE SERIES TRUST


                             By:
                             Name:
                             Title:


                             INVESTORS BANK & TRUST COMPANY


                             By:
                             Name:
                             Title:

Exhibit (8)(c)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT made as of this ___ day of ___________________, 1999, between LSA VARIABLE SERIES TRUST, a business trust organized and registered under the laws of the state of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Bank desires to accept such appointment;

     WHEREAS,  the Bank is duly  registered  as a transfer  agent as provided in
Section 17A(c) of the Securities Exchange Act of 1934, as amended, (the "1934 Act");

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Trust intends to initially offer shares in the series listed on Appendix A hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with
Section 17, being herein referred to as the "Fund(s)");

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Trust and the Bank agree as follows:

1. Terms of Appointment Duties of the Bank.

     1.1 Subject to the terms and conditions set forth in this Agreement, the Trust on behalf of the Funds hereby employs and appoints the Bank to act, and the Bank agrees to act, as transfer agent for each of the Fund(s)' authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Trust ("Shareholders") and set out in the currently effective prospectus and statement of additional information, as each may be amended from time to time, (the "Prospectus") of the Trust.

     1.2 The Bank agrees that it will perform the following services:

          (a) In connection with procedures established from time to time by agreement between the Trust and the Bank, the Bank shall:

               (i) Receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the Trust appointed by the Board of Trustees of the Trust (the "Custodian");

               (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

               (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi)   Prepare  and   transmit   payments   for   dividends   and
          distributions declared by the Trust on behalf of a Fund;

               (vii) Create and maintain all necessary records including those specified in Section 10 hereof, in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), and those records pertaining to the various functions performed by it hereunder. All records shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by the Bank for the periods and in the places required by Rule 3la-2 under the 1940 Act;

               (viii) Make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, or any person retained by the Trust. Upon reasonable notice by the Trust, the Bank shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust; and

               (ix) Record the issuance of Shares of the Trust and maintain, pursuant to Rule 1 7Ad- 10(e) under the 1934 Act, a record of the total number of Shares of the Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding. The Bank shall also provide the Trust on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any Schedule hereto, the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans; including but not limited to maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on all accounts, including nonresident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, responding to Shareholder telephone calls and Shareholder correspondence, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and (ii) provide a system which will enable the Trust to monitor the total number of shares sold in each State. The Trust shall (i) indemnify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for a Fund's blue sky state registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by such Fund(s) and the reporting of such transactions to the Fund(s) as provided above.

          (c) Additionally, the Bank shall utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund(s) of such transactions so identified on a daily and cumulative basis.

2. Sale of Trust Shares

     2.1 Whenever the Trust shall sell or cause to be sold any Shares of a Fund, the Trust shall deliver or cause to be delivered by facsimile to the Bank a document duly specifying: (i) the name of the Fund whose Shares were sold; (ii) the number of Shares sold, trade date, and price; (iii) the amount of money to be delivered to the Custodian for the sale of such Shares and specifically allocated to such Fund; and (iv) in the case of a new account, a new account application or sufficient information to establish an account.

     2.2 The Bank will, upon receipt by it of a check or other payment identified by it as an investment in Shares of one of the Funds and drawn or endorsed to the Bank as agent for, or identified as being for the account of; one of the Funds, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Bank will notify the Trust, or its designee, and the Custodian of all purchases and related account adjustments.

     2.3 Under procedures as established by mutual agreement between the Trust and the Bank, the Bank shall issue to the purchaser or its authorized agent such Shares, computed to the nearest three decimal points, as he is entitled to receive, based on the appropriate net asset value of the Funds' Shares, determined in accordance with the prospectus and any applicable federal law or regulation. In issuing Shares to a purchaser or its authorized agent, the Bank shall be entitled to rely upon the latest directions, if any, previously received by the Bank from the purchaser or its authorized agent concerning the delivery of such Shares.

     2.4 The Bank shall not be required to issue any Shares of the Trust where it has received a written instruction from the Trust or written notification from any appropriate federal or state authority that the sale of the Shares of the Fund(s) in question has been suspended or discontinued, and the Bank shall be entitled to rely upon such written instructions or written notification.

     2.5 Upon the issuance of any Shares of any Fund(s) in accordance with foregoing provisions of this Section, the Bank shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.

     2.6 The Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents, or with the written consent of the Trust, any other rules and regulations.

3. Redemptions. Shares of any Fund may be redeemed in accordance with the procedures set forth in the Prospectus of the Trust and the Bank will duly process all redemption requests.

4. Transfers and Exchanges. The Bank is authorized to review and process transfers of Shares of each Fund, exchanges between Funds on the records of the Funds maintained by the Bank, and exchanges between the Trust and any other entity as may be permitted by the Prospectus of the Trust. If Shares to be transferred are represented by outstanding certificates, the Bank will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof; countersign and issue new certificates for a like number of Shares and deliver the same. If the Shares to be transferred are not represented by outstanding certificates, the Bank will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for Shares of another Fund, the Bank will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation.

5. Right to Seek Assurances. The Bank reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Bank may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Trust or the Bank's own legal counsel, do not require certain documents in connection with the transfer or redemption of Shares of any Fund, and the Trust shall indemnify the Bank for any act done or omitted by it in reliance upon such laws or opinions of counsel of the Trust or of the Bank.

6. Distributions.

     6.1 The Trust will promptly notify the Bank of the declaration of any dividend or distribution. The Trust shall furnish to the Bank a resolution of the Board of Trustees of the Trust certified by the Secretary (a "Certificate"):
(i) authorizing the declaration of dividends on a specified periodic basis and authorizing the Bank to rely on oral instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof; the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of such record date and the total amount payable to the Bank on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by a Fund, the date of payment thereof; the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date.

     6.2 The Bank, on behalf of the Trust, shall instruct the Custodian to place in a disbursing account funds equal to the cash amount of any dividend or distribution to be paid out. The Bank will calculate, prepare and mail checks to (at the address as it appears on the records of the Bank), or (where appropriate) credit such dividend or distribution to the account of the Fund Shareholders, and maintain and safeguard all underlying records.

     6.3 The Bank will replace lost checks at its discretion and in conformity with regular business practices.

     6.4 The Bank will maintain all records necessary to reflect the crediting of dividends which are reinvested in Shares of the Trust, including without limitation daily dividends.

     6.5 The Bank shall not be liable for any improper payments made in accordance with a resolution of the Board of Trustees of the Trust.

     6.6 If the Bank shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Trust as of the record date, the Bank shall, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank and shall not be liable for any claim arising out of such withholding.

7. Other Duties. In addition to the duties expressly provided for herein, the Bank shall perform such other duties and functions and shall be paid such amounts therefor as may from time to time be agreed to in writing.

8. Taxes. It is understood that the Bank shall file such appropriate information returns concerning the payment of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

9. Books and Records.

     9.1 The Bank shall maintain confidential records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers; (ii) numbers of Shares held; (iii) historical information (as available from prior transfer agents) regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account;
(vii) certificate numbers and denominations for any Shareholders holding certificates; (viii) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and (ix) such other information and data as may be required by applicable law.

     9.2 Any records required to be maintained by Rule 3la-l under the 1940 Act will be preserved for the periods prescribed in Rule 3la-2 under the 1940 Act. Such records may be inspected by the Trust during regular business hours upon reasonable notice. The Bank may, at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Bank's files, records and documents created and maintained by the Bank in performance of its service or for its protection. At the end of the six-year retention period, such documents will either be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

     9.3 Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Fund(s) and the Bank. The Bank shall have the right to utilize any shareholder accounting and recordkeeping systems which, in its opinion, qualifies to perform any services to be performed hereunder. The Bank shall keep records relating to the services performed hereunder, in the form and manner as it may deem advisable.

10. Fees and Expenses.

     10.1 For performance by the Bank pursuant to this Agreement, the Fund(s) agree to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached as Appendix B hereto. Such fees and out-of-pocket expenses and advances identified under Section 10.2 below may be changed from time to time subject to mutual written agreement between the Fund(s) and the Bank.

     10.2 In addition to the fee paid under Section 10.1 above, the Fund(s) agree to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund(s) including, without limitation, any equipment or supplies which the Trust specifically orders or requires the Bank to purchase, will be reimbursed by the Fund(s).

     10.3 The Fund(s) agree to pay all fees and reimbursable expenses within thirty days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund(s) at least seven
(7) days prior to the mailing date of such materials. Any waiver or extension by the Bank of the thirty and seven day time periods enumerated in this Section
10.3 shall not constitute a dismissal of any monies due under this Agreement nor shall such waiver or extension apply to any future monies due to the Bank hereunder.

11. Representations and Warranties of the Bank.

     The Bank represents and warrants to the Trust that:

     11.1 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     11.2 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     11.3 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     11.4 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

12. Representations and Warranties of the Trust.

     The Trust represents and warrants to the Bank that:

     12.1 It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware as set forth in the preamble hereto.

     12.2 It is empowered under applicable laws and by its charter documents and by-laws to enter into and perform this Agreement.

     12.3 All proceedings required by said charter documents and by-laws have been taken to authorize it to enter into and perform this Agreement.

     12.4 It is an open-end investment company registered under the 1940 Act.

     12.5 A registration statement on Form N-lA (including a prospectus and statement of additional information) under the Securities Act of 1933 and the 1940 Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

     12.6 When Shares are hereafter issued in accordance with the terms of the Prospectus, such Shares shall be validly issued, fully paid and nonassessable by the Fund(s).

13. Indemnification.

     13.1 Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust, any Fund or any third party, and the Trust and each Fund shall indemnify and hold the Bank and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees (a "Claim"), arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

          (a) Any actions taken or omitted to be taken by the Bank or its agents or subcontractors in good faith in reliance on, or use by the Bank or its agents or subcontractors of; information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to such party by or on behalf of the Fund(s), (ii) have been prepared and/or maintained by the Fund(s) or any other person or firm on behalf of the Fund(s), or (iii) were received by the Bank or its agents or subcontractors from a prior transfer agent.

          (b) Any action taken or omitted to be taken by the Bank in good faith reliance upon any law, act, regulation (a "Regulation") or interpretation of a Regulation even though such Regulation may thereafter have been altered, changed, amended or repealed.

          (c) The Fund(s)' refusal or failure to comply with the terms of this Agreement, or which arise out of the Funds' lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund(s) hereunder.

          (d) The Bank's good faith and reasonable reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests, whether written or oral, of the Fund(s).

          (e) The offer or sale of Shares by the Trust in violation of (i) any requirement under the federal securities laws or regulations; (ii) any requirement under the securities laws or regulations of any state; or (iii) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares.

     13.2 The Bank shall indemnify and hold the Fund(s) harmless from and against any and all losses, damages, costs, charges, legal fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence, willful misconduct, knowing violation of law or fraud.

     13.3 At any time the Bank may apply to any officer of the Trust for instructions, and may, after consultation with the Trust, consult with legal counsel of the Bank or the Trust with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel except for a knowing violation of law. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund(s), reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund(s), and the Bank, its agents and subcontractors shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund(s). The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of an officer of the Trust, and one proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     13.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for compensation nor for any damages resulting from such failure to perform or otherwise from such causes.

     13.5 Neither party to this Agreement shall be liable to the other party for special, incidental or consequential damages, even if the other party has been advised of the possibility of such damages, under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement.

     13.6 In order that the indemnification provisions contained in this Section 13 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party seeking indemnification shall give the indemnifying party full and complete authority, information and assistance to defend such claim or proceeding, and the indemnifying party shall have, at its option, sole control of the defense of such claim or proceeding and all negotiations for its compromise or settlement. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent, which consent shall not be unreasonably withheld.

14. Covenants of the Trust and the Bank.

     14.1 The Trust shall promptly furnish to the Bank the following:

          (a) A certified copy of the resolution of the Trustees of the Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

          (b) A copy of the charter documents and by-laws of the Trust and all amendments thereto.

          (c) Copies of each vote of the Trustees designating authorized persons to give instructions to the Bank, and a Certificate providing specimen signatures for such authorized persons.

          (d) Certificates as to any change in any officer or Director of the Trust.

          (e) If applicable a specimen of the certificate of Shares in each Fund of the Trust in the form approved by the Trustees, with a Certificate as to such approval.

          (f) Specimens of all new certificates for Shares, accompanied by the Trustees' resolutions approving such forms.

          (g) All account application forms and other documents relating to shareholder accounts or relating to any plan, program or service offered by the Trust.

          (h) A list of all Shareholders of the Fund(s) with the name, address and tax identification number of each Shareholder, and the number of Shares of the Fund(s) held by each, certificate numbers and denominations (if any certificates have been issued), lists of any account against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund(s).

          (i) An opinion of counsel for the Trust with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933.

          (j) Copies of the Fund(s) registration statement on Form N-lA (if applicable)as amended and declared effective by the Securities and Exchange Commission and all post-effective amendments thereto.

          (k) Such other certificates, documents or opinions as the Bank may deem necessary or appropriate for the Bank in the proper performance of its duties hereunder.

     14.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of; such certificates, forms and devices.

     14.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the confidential property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered to the Trust on and in accordance with its request.

     14.4 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     14.5 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such request or demand. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be subject to enforcement or other action by any court or regulatory body for the failure to exhibit the Shareholder records to such person.

15. Term of Agreement.

     15.1 Termination of Agreement. The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within sixty days of receipt of such notice.

          (b) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 16.1(b) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed to a date not more than one hundred twenty days after delivery of the written notice: (i) at the request of the Bank, in order to prepare for the transfer by the Bank of its duties hereunder; or (ii) at the request of the Fund, in order to give the Fund an opportunity to make suitable arrangements for a successor transfer agent.

     15.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to recover from the Trust any other reasonable expenses associated with such termination.

16. Additional Funds. In the event that the Trust establishes one or more series of Shares in addition to the series listed on Appendix A hereto with respect to which it desires to have the Bank render services as transfer agent under the terms hereof; it shall so notify the Bank in writing, and if the Bank agrees to provide such services, the parties may execute an amendment hereto pursuant to which such series of Shares shall become a Fund hereunder and Appendix A shall be appropriately amended.

17. Assignment.

     17.1 Except as provided in Section 18.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     17.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     17.3 The Bank, may with the consent on the part of the Trust, subcontract for the performance of any of the services to be provided hereunder to third parties, including any affiliate of the Bank, provided that the Bank shall remain liable hereunder for any acts or omissions of any subcontractor as if performed by the Bank.

18. Amendment. This Agreement may be amended or modified only by a written agreement executed by both parties.

19. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

20. Merger of Agreement and Severability

     20.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

     20.2  In  the  event  any  provision  of  this  Agreement   shall  be  held
unenforceable or invalid for any reason, the remainder of the Agreement shall remain in full force and effect.

     20.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall together, constitute only one instrument.

21. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below:

  For the Trust:

           LSA Variable Series Trust
           Allstate Life Insurance Company
           3100 Sanders Road, Suite J5B
           Northbrook, Illinois 60062
           Attention: ______________________________

  For the Bank:

           Investors Bank & Trust Company
           200 Clarendon Street, P.O. Box 9130
           Boston, Massachusetts 02117-9130
           Attention:       Robert C. Conron, Director, Client Management
           With a copy to: John E. Henry, General Counsel


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.



                                    LSA VARIABLE SERIES TRUST



                                    By:

                                    Name:
                                    Title:



                                    INVESTORS BANK & TRUST COMPANY




                                    By:

                                    Name:
                                    Title:

Exhibit (8)(d)

                                    FORM OF
                             PARTICIPATION AGREEMENT
                                      Among
                           LSA VARIABLE SERIES TRUST,
                            LSA ASSET MANAGEMENT LLC,
                                       and
                          LINCOLN BENEFIT LIFE COMPANY

     THIS AGREEMENT (the "Agreement"), made and entered into as of the first day of October, 1999 by and among Lincoln Benefit Life Company (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement (collectively, the "Accounts"), LSA Variable Series Trust (the "Fund") and LSA Asset Management LLC (the "Manager").

     WHEREAS, the Fund is an open-end management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established in the future for variable life insurance policies, variable annuity contracts and other tax-deferred products offered by insurance companies (the "Participating Insurance Companies");

     WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio", (collectively, the "Portfolios") and each representing the interests in a particular managed pool of securities and other assets;

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), dated ____________, 1999 (File No. 812-6324)
(hereinafter, the "Order") granting relief to the Fund, the Manager and any subsequently registered open-end investment companies that in the future are advised by the Manager, or by any entity controlling, controlled by, or under common control with the Manager. Specifically, the Order provides exemptions from Section 15(a) of the 1940 Act and Rule 18f-2 thereunder, subject to the conditions set forth in the application, to permit investment advisers other than the Manager, to serve and act as an investment subadviser to one or more portfolios of the Fund (the "Adviser(s)") pursuant to written agreements between the Manager and each Adviser that have been approved by the board of trustees of the Fund (the "Trustees") but which have not been approved by a vote of a majority of the outstanding voting securities of each portfolio. The Order also provides exemptions from: certain registration statement disclosure requirements of Items 3, 6(a)(1)(ii) and 15(a)(3) of Form N-1/A and Item 3 of Form N-14; certain proxy statement disclosure requirements of Items 22(a)(3)(iv),
(c)(1)(ii), (c)(1)(iii), (c)(8) and (c)(9) of Schedule 14A under the Securities Exchange Act of 1934, as amended; certain semi-annual reporting disclosure requirements of Item 48 of Form N-SAR; and, certain financial statement disclosure requirements of Sections 6-07(2)(a), (b), and (c) of Regulation S-X which may be deemed to require various disclosures regarding advisory fees paid to the Advisers;

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940;

     WHEREAS, the Company has registered or will register certain variable annuity and/or life insurance contracts under the 1933 Act (the "Contracts") (unless an exemption from registration is available);

     WHEREAS, the Accounts are or will be duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts and the Accounts;

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless an exemption from registration is available);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (as named in Schedule 2 to this Agreement and as may be amended from time to time by mutual consent of the parties) on behalf of the Accounts to fund the Contracts (as named in Schedule 3 to this Agreement and as may be amended from time to time by mutual consent of the parties) and the Fund is authorized to sell such shares to the Accounts at net asset value; and

     NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Manager and the Company agree as follows:

ARTICLE I. Sale of Fund Shares

     1.1. The Fund agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such order by 9:30 a.m. Eastern Standard Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2. The Company  shall pay for Fund shares on the next  Business Day after it places an order to purchase Fund shares in accordance with Section 1.1 hereof. Payment shall be in federal funds transmitted by wire or by a credit for any shares redeemed.

     1.3. The Fund agrees to make Fund shares available for purchase at the applicable net asset value per share by the Company for its Accounts (as named in Schedule 1 to this Agreement and as may be amended from time to time by mutual consent of the parties) on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Trustees may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of any Portfolio.

     1.4. The Fund agrees to redeem, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives written (or facsimile) notice of such request for redemption by 9:30 a.m. Eastern Standard Time on the next following Business Day. Payment shall be made within the time period specified in the Fund's prospectus or statement of additional information, in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time.

     1.5. The Company shall pay for the Fund shares on the next Business Day after an order to purchase shares is made in accordance with the provisions of
Section 1.4 hereof. Payment shall be in federal funds transmitted by wire pursuant to the instructions of the Fund's treasurer or by a credit for any shares redeemed.

     1.6. The Company agree to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the Fund's then current prospectus and statement of additional information in accordance with the provisions of such prospectus and statement of additional information. The Company shall not permit any person other than a Contract owner to give instructions to the Company which would require the Company to redeem or exchange shares of the Fund.

ARTICLE II. Sales Material, Prospectuses and Other Reports

     2.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Manager is named, at least ten Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material. "Business Day" shall mean any day in which the New York Stock Exchange is open for trading and in which the Fund calculates its net asset value pursuant to the rules of the SEC.

     2.2. Except with the express permission of the Fund, the Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee.

     2.3. For purposes of this Article II, the phrase "sales literature or other promotional material" shall mean advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboard or electronic media), and sales literature (such as brochures, circulars, market letters and form letters), distributed or made generally available to customers or the public.

     2.4. The Fund shall provide a copy of its current prospectus within a reasonable period of its effective filing date, and provide other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document (such printing to be at the Company's expense). The Manager shall be permitted to review and approve the typeset form of the Fund's prospectus prior to such printing.

     2.5. The Fund or the Manager shall provide the Company with either: (i) a copy of the Fund's proxy material, reports to shareholders, other information relating to the Fund necessary to prepare financial reports, and other communications to shareholders for printing and distribution to Contract owners at the Company's expense, or (ii) camera ready and/or printed copies, if appropriate, of such material for distribution to Contract owners at the Company' expense, within a reasonable period of the filing date for definitive copies of such material. The Manager shall be permitted to review and approve the typeset form of such proxy material, shareholder reports and communications prior to such printing.

ARTICLE III. Fees and Expenses

     3.1. The Fund and Manager shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund or Manager, except as provided herein.

     3.2. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Fund shall ensure that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, and the preparation of all statements and notices required by any federal or state law.

     3.3. The Company shall bear the expenses of typesetting, printing and distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company.

     3.4. In the event the Fund adds one or more additional Portfolios and the parties desire to make such Portfolios available to the respective Contract owners as an underlying investment medium, a new Schedule 3 which shall be an amendment to this Agreement shall be executed by the parties authorizing the issuance of shares of the new Portfolios to the particular Account. The amendment may also provide for the sharing of expenses for the establishment of new Portfolios among Participating Insurance Companies desiring to invest in such Portfolios and the provision of funds as the initial investment in the new Portfolios.

ARTICLE IV. Conditions of the Order; Applicable Law


     4.1. The Company has reviewed a copy of the Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a Participating Insurance Company as set forth in the Order.

     4.2.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the State of Illinois.

     4.3. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE V. Termination

     5.1 This Agreement shall terminate with respect to some or all Portfolios:

          (a) at the option of any party upon six month's advance written notice to the other parties at the addresses specified in Section VI of this Agreement; or

          (b) at the option of the Company to the extent that shares of Portfolios are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith. Prompt written notice of the election to terminate for such cause and an explanation of such cause shall be furnished by the Company.

     5.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 5.1(a) may be exercised for cause or for no cause.

ARTICLE VI. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties to this Agreement.

                  If to the Fund:
                           LSA Variable Series Trust
                           3100 Sanders Road
                           Northbrook, Illinois 60062
                           Attn: Legal Department

                  If to the Manager:

                           LSA Asset Management LLC
                           3100 Sanders Road
                           Northbrook, Illinois 60062
                           Attn: General Counsel

                  If to the Company:

                           Lincoln Benefit Life Company

                           Lincoln, Nebraska
                           Attn:  Legal Department

ARTICLE VII. Miscellaneous


     7.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain

     7.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     7.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     7.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     7.5. Each party hereto shall cooperate with all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Section V, of any such investigation or inquiry.

     7.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     7.7. It is understood by the parties that this Agreement is not an exclusive arrangement.

     7.8. The Company and the Manager each understand and agree that the obligations of the Fund under this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund and the Fund's property; the Company and the Manager separately represent that each has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

     7.9. This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

     7.10. This Agreement sets forth the entire agreement between the parties and supercedes all prior communications, agreements and understandings, oral or written, between the parties regarding the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

LIncoln Benefit Life Company
By: __________________________________
Title: _______________________________
Date: ________________________________

LSA VARIABLE SERIES TRUST
By: __________________________________
Title: _______________________________
Date: ________________________________


LSA ASSET MANAGEMENT LLC
By: __________________________________
Title: _______________________________
Date: ________________________________

                                   SCHEDULE 1
                              [SEPARATE ACCOUNT(S)]

                                   SCHEDULE 2
                                  [PORTFOLIOS]

                                   SCHEDULE 3
                                   [CONTRACTS]

Exhibit (8)(e)

                            DISTRIBUTION AGREEMENT

                               DISTRIBUTORS, INC.

     AGREEMENT, dated as of _______, 1999, by and between LSA Variable Series Trust (the "Trust") and Allstate Life Financial Services, Inc. ("ALFS").

                              W I T N E S S E T H:

     WHEREAS, the Trust is a Delaware business trust whose shareholders are and will be separate accounts in unit investment trust form ("Eligible Separate Accounts") of insurance companies ("Participating Insurance Companies"); and

     WHEREAS, such Participating Insurance Companies issue, among other products, variable insurance and annuity products ("Variable Products") whose net premiums, contributions or other considerations may be allocated to Eligible Separate Accounts for investment in the Trust; and

     WHEREAS, the Trust's shares will not be sold except in connection with such Variable Products outside the separate account context; and

     WHEREAS, the Trust desires that ALFS undertake marketing activities with respect to the Shares of the Trust's constituent series or investment portfolios ("Portfolios"); and

     WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 ("Investment Company Act"); and

     WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling, or delivering after sale any security of which such company is the issuer, except pursuant to a written contract with such investment company, and ALFS will be a distributor for sale of the shares issued by the Trust; and

     WHEREAS, ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, ("Securities Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

     NOW THEREFORE, the Trust and ALFS agree as follows:

     Section 1. The Trust has adopted a form of Participation Agreement, which was approved by the Board of Trustees of the Trust. This Agreement shall be subject to the provisions of the form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the form of Participation Agreement is amended or superseded. ALFS represents and warrants that it will act in a manner consistent with such form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as ALFS serves as the principal underwriter of the shares of the Trust ( the "Shares").

     Section 2. ALFS is hereby authorized, from time to time, to enter into separate written agreements ("Sales Agreements" or, individually, a "Sales Agreement"), on terms and conditions not inconsistent with this Agreement, with Participating Insurance Companies which have Eligible Separate Accounts and which agree to participate in the distribution of the Trust's shares, directly or through affiliated broker dealers by means of distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. ALFS may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all Portfolios of the Trust need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Portfolios and classes of shares of the Trust shall be available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates.

     Section 3. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

     Section 4. The Trust's shares are divided into series or Portfolios, each representing a different portfolio of investments. The Trust's Portfolios and any restrictions on availability for shares relating thereto are set forth in Schedule A hereto, which may be amended from time to time.

     Purchases and redemptions of the Trust's shares of each Portfolio shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust's contained in its Registration Statement on Form N-1A, or any amendments thereto (respectively, "Trust Prospectus" and "SAI"), and any supplements thereto and shall be submitted by the Participating Insurance Company to the Trust's transfer agent pursuant to procedures and in accordance with payment provisions adopted by ALFS and the Trust from time to time. The Trust's shares may not be sold or transferred, except to an Eligible Separate Account or Qualified Plan, without the prior approval of the Trust's Board of Trustees.

     Section 5. The Trust shall not pay any compensation to ALFS for services as a distributor hereunder, nor shall the Trust reimburse ALFS for any expenses related to such services. ALFS may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

     Section 6. The Trust represents to ALFS that the Trust Prospectus and SAI, as of their respective effective dates, contain all statements and information which are required to be stated therein by the Securities Act of 1933, as amended ("Securities Act"), and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by ALFS specifically for use in the preparation thereof.

     In this connection, ALFS acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by LSA Asset Management LLC ("Asset Management"), affiliates of Asset Management and other parties unaffiliated with Asset Management on behalf of the Trust (collectively, the "Preparing Parties"), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Trust Prospectus and SAI. ALFS further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust's Board of Trustees, and that, essentially, the only Trust Prospectus or SAI information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee's full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which the Preparing Parties necessarily must rely on each such Trustee to produce.

     Section 7. The Trust will periodically prepare Prospectuses (and, if applicable, SAIs) and any supplements thereto, proxy materials and annual and semi-annual reports (collectively, the "Documents") and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy available to ALFS for reproduction by ALFS or the Participating Insurance Companies. With respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing or otherwise distributing such Documents shall be borne by the Trust. With respect to the Trust's shares, the Trust shall not pay the cost of printing, mailing or otherwise distributing such Documents except as specified in this Section 7. The Trust will use its best efforts to provide notice to ALFS of anticipated filings or supplements. ALFS or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust's officers and legal counsel. Any preparation costs associated with altering the form of the Documents will be borne by ALFS or the Participating Insurance Companies, not the Trust.

     Section 8. ALFS and officers of the Trust may, from time to time, authorize descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

     Section 9. ALFS shall furnish to the Trust, at least quarterly, reports as to the sales of Trust's shares made pursuant to this Agreement. These reports may be combined with any similar report prepared by ALFS or any of the Preparing Parties.

     Section 10. ALFS shall submit to all regulatory and administrative bodies having jurisdiction over the operations of ALFS, the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

     Section 11. This Agreement shall be subject to the provisions of the Investment Company Act, the Securities Exchange Act and the Securities Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, (a) the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 shall be the affirmative votes of the lesser of (i) the holders of more than 50% of all votes in respect of shares entitled to be cast in respect of the Trust or (ii) the holders of at least 67% of the votes in respect of shares which are present at a meeting of such persons if the holders of more than 50% of all votes in respect of shares entitled to be cast in respect of the Trust are present or represented by proxy at such meeting, in either case voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Trust's Board of Trustees.

     Section 12. This Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or ALFS ("Independent Trustees") and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees of the Trust, or (b) the Board of Trustees of the Trust. This Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11.

     Section 13. This Agreement shall terminate automatically if it shall be assigned.

     Section 14. The Trust shall indemnify and hold harmless ALFS from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which ALFS may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by ALFS.

     ALFS will indemnify and hold harmless the Trust, its officers, trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) other misconduct or negligence of ALFS in its capacity as a principal underwriter of the Trust's shares and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that ALFS shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI.

     Section 15. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware and notice is given hereby that this Agreement is executed on behalf of the trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     LSA VARIABLE SERIES TRUST


                                       By:
                                            ----------------------------------

                                       Title:

                                      ALLSTATE LIFE FINANCIAL SERVICES, INC.


                                       By:
                                            ----------------------------------

                                       Title:

                                   SCHEDULE A


                                  Portfolios